Exhibit 99.1

PROG Holdings Reports Second Quarter 2022 Results
•Progressive Leasing GMV of $494.0 million, down 2.4% year-over-year
•E-commerce 15.6% of Progressive Leasing GMV, up 17.6% year-over-year
•Consolidated revenues of $649.4 million, down 1.6% year-over-year
•Consolidated earnings before taxes of $27.3 million; Adjusted EBITDA of $52.2 million or 8.0% of revenues
•Diluted EPS of $0.37; Non-GAAP Diluted EPS of $0.52

SALT LAKE CITY, July 27, 2022 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced financial results for the second quarter ended June 30, 2022.
“In the face of significant macro-economic challenges, our team is highly focused and continues to drive the business forward as we look to increase our share of the largely unserved addressable market,” said PROG Holdings President and CEO Steve Michaels. “This week, we launched as the exclusive lease-to-own provider for Samsung.com, a relationship that we expect to provide meaningful GMV in 2023 and beyond. As we stated a few weeks ago, we’ve also taken aggressive steps to align the cost structure of the business with our near-term revenue outlook, which we expect will benefit us in the periods ahead. Finally, we are actively managing our lease portfolio performance towards targeted ranges by continuing to optimize our decisioning algorithms to address the impact of inflationary pressures being felt by our customers.”

“Moving forward, we believe our businesses are well-positioned to help both consumers and retailers during challenging economic periods like the one we’re currently facing. We have a resilient business model that generates strong free cash flow in a variety of economic conditions, and I am optimistic about our ability to grow market share over the long-term,” Mr. Michaels said.

Consolidated Results
Consolidated revenues for the second quarter of 2022 were $649.4 million, a decrease of 1.6% from the same period in 2021. The Company's revenue benefited from further penetration with large national partners and continued growth in e-commerce, but those benefits were more than offset by the impact of tighter lease decisioning and sluggish retail traffic.
The Company reported consolidated net earnings for the second quarter of 2022 of $19.5 million compared with $68.8 million in the prior year period. Adjusted EBITDA for the second quarter of 2022 was $52.2 million compared with $104.9 million for the same period in 2021. As a percentage of revenues, adjusted EBITDA was 8.0% in the second quarter of 2022, compared with 15.9% for the same period in 2021.
The year-over-year declines in adjusted EBITDA and net earnings in the quarter were primarily driven by pressures on portfolio performance, which resulted in lower revenue and higher write-offs.
Diluted earnings per share for the second quarter of 2022 were $0.37 compared with $1.02 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.52 in the second quarter of 2022 compared with $1.09 for the same quarter in 2021.
Progressive Leasing Results
Progressive Leasing's second quarter GMV decreased 2.4% to $494.0 million compared with the same period in 2021, primarily due to further tightening of lease decisioning and decreased in-store and online traffic for our retail partners. E-commerce GMV within the segment increased 17.6% year-over-year, accounting for 15.6% of the segment's total GMV in the second quarter of 2022. The provision for lease merchandise write-offs was 9.8% of lease revenues in the second quarter of 2022, as continuing increases in delinquencies drove an increase in the Company's write-off reserves.

Liquidity and Capital Allocation
PROG Holdings ended the second quarter of 2022 with cash of $127.3 million and gross debt of $600 million. The Company repurchased $98.4 million of its stock in the quarter at an average price of $25.23 per share and has $384.4 million remaining under its previously-announced $1 billion share repurchase program.
2022 Outlook
The Company is reiterating its revised full year 2022 consolidated outlook as presented in its press release issued on June 16, 2022.
Conference Call and Webcast
The company has scheduled a live webcast and conference call for Wednesday, July 27, 2022, at 8:30 A.M. ET to discuss its financial results for the second quarter of 2022. To access the live webcast, visit the Events and Presentations page of the company’s investor relations website, https://investor.progholdings.com/. To join the conference call via telephone, dial (833) 756-0860 and request to join the PROG Holdings, Inc. call. International participants without internet access can join the conference call by dialing (412) 317-6759 and requesting to join the PROG Holdings, Inc. call.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings' companies can be found at https://www.progholdings.com.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe”, “look to”, “expect”, “continue”, “outlook” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of the rapid increase in the rate of inflation currently being experienced in the economy, which has not been seen in more than forty years, and its impact on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the company; (c) the availability of consumer credit; (d) our labor costs; and (e) our overall financial performance and outlook; (ii) a further deterioration of the macro environment and/or additional macro-economic headwinds; (iii) the impact of the COVID-19 pandemic, including new variants, subvariants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s point-of-sale or “POS” partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s POS partners being able to obtain the merchandise their customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (iv) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (v) increased focus by federal and state regulators on businesses that serve subprime consumers, such as our Progressive Leasing, Vive Financial and Four Technologies businesses, and other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (vi) a large percentage of the Company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vii) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (viii) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (ix) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; (x) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (xi) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xii) our increased level of indebtedness; (xiii) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (xiv) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisition of Four Technologies; (xv) Four Technology’s business model differing significantly from Progressive Leasing's and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; and (xvi) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022. Statements in this press release that are “forward-looking” include without limitation statements about (i) our ability to increase our share of the addressable market for our offerings; (ii) the GMV we expect to generate in 2023 and beyond from our relationship with Samsung.com; (iii) the benefits we expect from aligning our cost structure with our near-term revenue outlook; (iv) our ability to manage our lease portfolio performance towards targeted ranges; (v) our ability to generate strong free cash flow in a variety of economic conditions; and (vi) our full-year 2022 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
REVENUES:
Lease Revenues and Fees	$631,344	$646,048	$1,324,258	$1,354,030
Interest and Fees on Loans Receivable	18,100	13,923	35,650	26,942
	649,444	659,971	1,359,908	1,380,972

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	439,113	439,658	936,124	944,715
Provision for Lease Merchandise Write-offs	61,788	31,258	112,118	49,898
Operating Expenses	111,606	96,745	225,264	187,941
	612,507	567,661	1,273,506	1,182,554
OPERATING PROFIT	36,937	92,310	86,402	198,418
Interest Expense	(9,608)	(436)	(19,237)	(948)
EARNINGS BEFORE INCOME TAX EXPENSE	27,329	91,874	67,165	197,470
INCOME TAX EXPENSE	7,845	23,037	20,546	49,145
NET EARNINGS	$19,484	$68,837	$46,619	$148,325
EARNINGS PER SHARE
Basic	$0.37	$1.03	$0.86	$2.20
Assuming Dilution	$0.37	$1.02	$0.86	$2.19

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	52,880	67,011	54,134	67,368
Assuming Dilution	52,961	67,329	54,326	67,792

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	June 30, 2022	December 31, 2021
ASSETS:
Cash and Cash Equivalents	$127,340	$170,159
Accounts Receivable (net of allowances of $81,898 in 2022 and $71,233 in 2021)	69,671	66,270
Lease Merchandise (net of accumulated depreciation and allowances of $509,646 in 2022 and $463,929 in 2021)	615,256	714,055
Loans Receivable (net of allowances and unamortized fees of $52,749 in 2022 and $53,300 in 2021)	123,578	119,315
Property and Equipment, Net	25,429	25,648
Operating Lease Right-of-Use Assets	15,501	17,488
Goodwill	306,212	306,212
Other Intangibles, Net	125,859	137,305
Income Tax Receivable	13,199	14,352
Deferred Income Tax Assets	2,760	2,760
Prepaid Expenses and Other Assets	53,585	48,197
Total Assets	$1,478,390	$1,621,761
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$125,964	$135,954
Deferred Income Tax Liability	145,569	146,265
Customer Deposits and Advance Payments	36,197	45,070
Operating Lease Liabilities	23,572	25,410
Debt	590,317	589,654
Total Liabilities	921,619	942,353
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at June 30, 2022 and December 31, 2021; Shares Issued: 82,078,654 at June 30, 2022 and December 31, 2021	41,039	41,039
Additional Paid-in Capital	332,823	332,244
Retained Earnings	1,102,145	1,055,526
	1,476,007	1,428,809
Less: Treasury Shares at Cost
Common Stock: 31,513,117 Shares at June 30, 2022 and 25,638,057 at December 31, 2021	(919,236)	(749,401)
Total Shareholders’ Equity	556,771	679,408
Total Liabilities & Shareholders’ Equity	$1,478,390	$1,621,761

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net Earnings	$46,619	$148,325
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	936,124	944,715
Other Depreciation and Amortization	17,021	14,247
Provisions for Accounts Receivable and Loan Losses	201,980	87,114
Stock-Based Compensation	9,040	8,137
Deferred Income Taxes	(696)	11,001
Non-Cash Lease Expense	549	464
Other Changes, Net	(3,748)	(1,180)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions:
Additions to Lease Merchandise	(951,751)	(974,271)
Book Value of Lease Merchandise Sold or Disposed	114,427	52,089
Accounts Receivable	(188,921)	(72,070)
Prepaid Expenses and Other Assets	(5,216)	106
Income Tax Receivable and Payable	(571)	(20)
Operating Lease Right-of-Use Assets and Liabilities	(401)	(895)
Accounts Payable and Accrued Expenses	(9,841)	23,552
Customer Deposits and Advance Payments	(8,873)	(2,473)
Cash Provided by Operating Activities	155,742	238,841
INVESTING ACTIVITIES:
Investments in Loans Receivable	(92,741)	(94,129)
Proceeds from Loans Receivable	76,244	62,938
Outflows on Purchases of Property and Equipment	(5,494)	(4,781)
Proceeds from Property and Equipment	17	45
Proceeds (Outflows) from Acquisitions of Businesses	7	(22,749)
Cash Used in Investing Activities	(21,967)	(58,676)
FINANCING ACTIVITIES:
Acquisition of Treasury Stock	(176,475)	(77,196)
Tender Offer Shares Repurchased and Retired	199	—
Issuance of Stock Under Stock Option Plans	663	2,856
Shares Withheld for Tax Payments	(2,516)	(4,921)
Debt Issuance Costs	1,535	—
Cash Used in Financing Activities	(176,594)	(79,261)
(Decrease) Increase in Cash and Cash Equivalents	(42,819)	100,904
Cash and Cash Equivalents at Beginning of Period	170,159	36,645
Cash and Cash Equivalents at End of Period	$127,340	$137,549
Net Cash Paid During the Period:
Interest	$17,085	$435
Income Taxes	$19,475	$23,539

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$631,344	$—	$—	$631,344
Interest and Fees on Loans Receivable	—	17,518	582	18,100
Total Revenues	$631,344	$17,518	$582	$649,444

	(Unaudited)
	Three Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$646,048	$—	$—	$646,048
Interest and Fees on Loans Receivable	—	13,923	—	13,923
Total Revenues	$646,048	$13,923	$—	$659,971

PROG Holdings, Inc.
Six Months Revenues by Segment
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,324,258	$—	$—	$1,324,258
Interest and Fees on Loans Receivable	—	34,634	1,016	35,650
Total Revenues	$1,324,258	$34,634	$1,016	$1,359,908

	(Unaudited)
	Six Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,354,030	$—	$—	$1,354,030
Interest and Fees on Loans Receivable	—	26,942	—	26,942
Total Revenues	$1,354,030	$26,942	$—	$1,380,972

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2022, exclude intangible amortization expense, restructuring expenses, and accrued interest on an uncertain tax position related to Progressive Leasing's $175.0 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and six months ended June 30, 2021 exclude intangible amortization expense and transaction costs associated with the acquisition of Four. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and six months ended June 30, 2022 exclude stock-based compensation expense and restructuring expenses. Adjusted EBITDA for the three and six months ended June 30, 2021 exclude stock-based compensation expense and transaction costs associated with the acquisition of Four. The amounts for these pre-tax non-GAAP adjustments can be found in the three and six month segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Earnings	$19,484	$68,837	$46,619	$148,325
Add: Intangible Amortization Expense	5,723	5,421	11,447	10,842
Add: Transaction Expense	—	561	—	561
Add: Restructuring Expense	4,328	—	4,328	—
Less: Tax Impact of Adjustments(1)	(2,613)	(1,555)	(4,101)	(2,964)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	647	—	1,186	—
Non-GAAP Net Earnings	$27,569	$73,264	$59,479	$156,764

Earnings Per Share Assuming Dilution	$0.37	$1.02	$0.86	$2.19
Add: Intangible Amortization Expense	0.11	0.08	0.21	0.16
Add: Transaction Expense	—	0.01	—	0.01
Add: Restructuring Expense	0.08	—	0.08	—
Less: Tax Impact of Adjustments(1)	(0.05)	(0.02)	(0.08)	(0.04)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.01	—	0.02	—
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.52	$1.09	$1.09	$2.31
Weighted Average Shares Outstanding Assuming Dilution	52,961	67,329	54,326	67,792
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$19,484
Income Taxes(1)				7,845
Earnings (Loss) Before Income Taxes	$27,383	$3,355	$(3,409)	27,329
Interest Expense	9,525	83	—	9,608
Depreciation	2,524	195	97	2,816
Amortization	5,421	—	302	5,723
EBITDA	44,853	3,633	(3,010)	45,476
Stock-Based Compensation	2,643	99	(325)	2,417
Restructuring Expense	3,673	655	—	4,328
Adjusted EBITDA	$51,169	$4,387	$(3,335)	$52,221
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Three Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$68,837
Income Taxes(1)				23,037
Earnings Before Income Taxes	$87,521	$4,353	$—	91,874
Interest Expense	320	116	—	436
Depreciation	2,414	198	—	2,612
Amortization	5,421	—	—	5,421
EBITDA	95,676	4,667	—	100,343
Stock-Based Compensation	3,942	31	—	3,973
Transaction Expense	561	—	—	561
Adjusted EBITDA	$100,179	$4,698	$—	$104,877
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings Inc.
Non-GAAP Financial Information
Six Month Segment EBITDA
(In thousands)

	(Unaudited)
	Six Months Ended
	June 30, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$46,619
Income Taxes(1)				20,546
Earnings (Loss) Before Income Taxes	$69,464	$7,778	$(10,077)	67,165
Interest Expense	19,048	189	—	19,237
Depreciation	5,053	392	129	5,574
Amortization	10,842	—	605	11,447
EBITDA	104,407	8,359	(9,343)	103,423
Stock-Based Compensation	6,601	187	2,252	9,040
Restructuring Expense	3,673	655	—	4,328
Adjusted EBITDA	$114,681	$9,201	$(7,091)	$116,791
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Six Months Ended
	June 30, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$148,325
Income Taxes(1)				49,145
Earnings Before Income Taxes	$191,693	$5,777	$—	197,470
Interest Expense	755	193	—	948
Depreciation	4,626	385	—	5,011
Amortization	10,842	—	—	10,842
EBITDA	207,916	6,355	—	214,271
Stock-Based Compensation	8,005	131	—	8,136
Transaction Expense	561	—	—	561
Adjusted EBITDA	$216,482	$6,486	$—	$222,968
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended June 30,
	2022	2021
Progressive Leasing	$494,003	$505,971
Vive	47,003	51,701
Other	11,394	—
Total	$552,400	$557,672